Exhibit 10.1

BUSINESS LOAN AGREEMENT

Principal $1,000,000.00	Loan Date 04-10-2025	Maturity 04-10-2026	Loan No 2732853	Call / Coll	Account	Officer	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Intelligent Protection LLC	Lender:	Newtek Bank, National Association
	Intelligent Protection Management Corp.		Lake Success Office
	30 Jericho Executive Plaza		1981 Marcus Avenue, Suite 130
	Jericho, NY 11753		Lake Success, NY 11042

THIS BUSINESS LOAN AGREEMENT dated April 10, 2025, is made and executed between Intelligent Protection LLC and Intelligent Protection Management Corp. (“Borrower”) and Newtek Bank, National Association (“Lender”) on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of April 10, 2025, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until April 10, 2026.

TERM ADDENDUM. Notwithstanding anything in this Agreement or any Related Document to the contrary, this Agreement shall continue in full force and effect until such time as (a) all of Borrower’s Loans in favor of Lender (including without limitation those made under the Credit Agreement) have been paid in full in indefeasible funds, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, and all of Borrower’s obligations under this Agreement and any other Related Documents have been fully satisfied and (b) Lender is under no further obligation to extend Borrower any credit, loans or financial accommodations under this Agreement or any other Related Document (including without limitation the Credit Agreement) or otherwise. In the event a conflict between the foregoing provision and any other provision of this Agreement or any Related Document, the terms of the foregoing provision shall control.

LINE OF CREDIT. The Indebtedness includes a revolving line of credit.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Credit Agreement; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender’s Security Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

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MULTIPLE BORROWERS. This Agreement has been executed by multiple obligors who are referred to in this Agreement individually, collectively and interchangeably as “Borrower.” Unless specifically stated to the contrary, the word “Borrower” as used in this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers. Borrower understands and agrees that, with or without notice to any one Borrower, Lender may (A) make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower; (B) with respect to any other Borrower alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (C) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (D) release, substitute, agree not to sue, or deal with any one or more of Borrower’s or any other Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) determine how, when and what application of payments and credits shall be made on any indebtedness; (F) apply such security and direct the order or manner of sale of any Collateral, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) sell, transfer, assign or grant participations in all or any part of the Loan; (H) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (I) settle or compromise any indebtedness; and (J) subordinate the payment of all or any part of any of Borrower’s indebtedness to Lender to the payment of any liabilities which may be due Lender or others.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Intelligent Protection LLC is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Intelligent Protection LLC is duly authorized to transact business in all other states in which Intelligent Protection LLC is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Intelligent Protection LLC is doing business. Specifically, Intelligent Protection LLC is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Intelligent Protection LLC has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Intelligent Protection LLC maintains an office at 30 Jericho Executive Plaza, Jericho, NY 11753. Unless Intelligent Protection LLC has designated otherwise in writing, the principal office is the office at which Intelligent Protection LLC keeps its books and records including its records concerning the Collateral. Intelligent Protection LLC will notify Lender prior to any change in the location of Intelligent Protection LLC’s state of organization or any change in Intelligent Protection LLC’s name. Intelligent Protection LLC shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi- governmental authority or court applicable to Intelligent Protection LLC and Intelligent Protection LLC’s business activities.

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Intelligent Protection Management Corp. is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Intelligent Protection Management Corp. is duly authorized to transact business in all other states in which Intelligent Protection Management Corp. is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Intelligent Protection Management Corp. is doing business. Specifically, Intelligent Protection Management Corp. is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Intelligent Protection Management Corp. has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Intelligent Protection Management Corp. maintains an office at 30 Jericho Executive Plaza, Jericho, NY 11753. Unless Intelligent Protection Management Corp. has designated otherwise in writing, the principal office is the office at which Intelligent Protection Management Corp. keeps its books and records including its records concerning the Collateral. Intelligent Protection Management Corp. will notify Lender prior to any change in the location of Intelligent Protection Management Corp.’s state of organization or any change in Intelligent Protection Management Corp.’s name. Intelligent Protection Management Corp. shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Intelligent Protection Management Corp. and Intelligent Protection Management Corp.’s business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) Borrower’s articles of organization or membership agreements, or (c) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

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Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Credit Agreement, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Credit Agreement, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

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AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements. Furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Use commercially reasonable efforts to comply with all terms and conditions of all other material agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender in writing of any material default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP or an OCBOA acceptable to Lender.

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Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; con duct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Beneficial Ownership Information. Comply with all beneficial ownership information reporting requirements of the Corporate Transparency Act and its implementing regulations (collectively the CTA), if applicable to any Borrower. Any Borrower that is or becomes a reporting company as defined in the CTA: (1) has filed, or will file within required timeframes a complete and accurate report of its beneficial ownership information with the Financial Crimes Enforcement Network (FinCEN) as required by the CTA; (2) will update or correct its beneficial ownership information with FinCEN within required timeframes upon any change in its beneficial ownership information; (3) will provide Lender with a copy of its beneficial ownership information report filed with FinCEN upon request; (4) consents to all ow Lender to obtain from FinCEN beneficial ownership information filed by Borrower; and (5) will notify Lender in writing of any change in its beneficial ownership information within 30 days of such change.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Compliance Certificates. Unless waived in writing by Lender, provide Lender at least annually, with a certificate executed by Borrower’s chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

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Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes, with the exception of insurance premiums paid by Lender with respect to motor vehicles, but including the payment of attorneys’ fees and expenses, will then bear interest at the rate charged under the Credit Agreement from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Credit Agreement and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Credit Agreement; or (C) be treated as a balloon payment which will be due and payable at the Credit Agreement’s maturity.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account and whether evidenced by a certificate of deposit). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

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False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

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FINANCIAL REPORTING. During the term of the Loan, the Borrower shall deliver to the Lender:

Business Tax Returns: As soon as possible and in any event within 30 days of filing thereof, copies of all tax returns filed by Borrower and any Guarantor with the U.S. Internal Revenue Service.

Accountant prepared financial statements: As soon as possible and in any event within 30 days of preparation thereof, copies of all financial statements prepared by accountants for or on behalf of Borrower for any purpose.

Quarterly Financial Statements: As soon as available, but in any event within 30 days after the end of each fiscal quarter of Borrower, Borrower’s financial statements, including balance sheet, and profit and loss.

Annual Personal Financial Statements. As soon as available, but in any event within 30 days after December 31st of any given year, each guarantor’s annual financial statements.

In addition, after receipt of written request from Lender, provide any other financial data or information as the Lender may reasonably request from time to time.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Loan No: 2732853	BUSINESS LOAN AGREEMENT (Continued)	Page 10

Joint and Several Liability. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each Borrower signing below is responsible for all obligations in this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assign s. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Loan No: 2732853	BUSINESS LOAN AGREEMENT (Continued)	Page 11

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. Any signature to this Agreement or any agreement or document in connection herewith delivered by a party via telecopy transmission or other electronic means shall be deemed to be an original signature. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Florida State Electronic Signatures Act, the Uniform Electronic Transactions Act as adopted in Florida or any other similar state laws based on the Uniform Electronic Transactions Act.

Assignments Void. To the extent this Agreement or any Related Documents or any portion of this Agreement or any Related Documents is assigned by Borrower without Lender’s prior written consent, such assignment shall be null and void ab initio.

WAIVER OF JURY TRIAL. GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). GRANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. GRANTOR ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION..

GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of State of Florida without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Florida.

ACH DEPOSITORY REQUIREMENT . Borrower shall establish a depository account with Newtek Bank, National Association to facilitate all payment(s) due under the subject loan agreement. Account Holder shall authorize the bank to debit account upon agreeing to and signing the ACH Authorization to Debit Account for Payment form. .

NEWTEK BANK DEPOSITORY REQUIREMENT. Borrower shall maintain a depository account with Newtek Bank, National Association and establish the Account Holder. The Lender may credit the deposit account with loan disbursements, if applicable. .

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Loan No: 2732853	BUSINESS LOAN AGREEMENT (Continued)	Page 12

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word “Borrower” means Intelligent Protection LLC and Intelligent Protection Management Corp. and includes all co-signers and co-makers signing the Credit Agreement and all their successors and assigns.

Collateral. The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Credit Agreement. The words “Credit Agreement” mean the Credit Agreement dated April 10, 2025 and executed by Intelligent Protection LLC and Intelligent Protection Management Corp. in the principal amount of $1,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word “GAAP” means generally accepted accounting principles.

Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Credit Agreement.

Loan No: 2732853	BUSINESS LOAN AGREEMENT (Continued)	Page 13

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Credit Agreement or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means Newtek Bank, National Association, its successors and assigns.

Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

OCBOA. The term “OCBOA” means Other Comprehensive Basis of Accounting, as designated by Lender in writing as an acceptable alternative to GAAP.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

Choice of Venue. Borrower agrees that all actions or proceedings arising out of or in connection with this Agreement, any other Related Document or any of the transactions contemplated hereby or thereby shall be tried and litigated exclusively (a) in the state courts or federal courts located in Miami-Dade County, State of Florida or (b) at the sole option of Lender any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Borrower hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

Credit Agreement & Revolving Promissory Note. All terms, provisions and agreements set forth in the Credit Agreement (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. This Agreement and the Loan Agreement are intended to be read together to avoid any conflicts (for instance, if there are comparable terms in each agreement, both shall apply as if they supplement each other except to the extent they directly conflict. In the event of any direct conflict between the terms of the Credit Agreement and any other Related Document, the provisions of the Credit Agreement shall prevail but only to the extent necessary to eliminate such conflict.

Loan No: 2732853	BUSINESS LOAN AGREEMENT (Continued)	Page 14

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED APRIL 10, 2025.

BORROWER:

INTELLIGENT PROTECTION LLC

INTELLIGENT PROTECTION MANAGEMENT CORP., Member of Intelligent Protection LLC

By:	/s/ Jason Katz
Jason Katz, Chief Executive Officer of Intelligent Protection Management Corp.

INTELLIGENT PROTECTION MANAGEMENT CORP.

By:	/s/ Jason Katz
Jason Katz, Chief Executive Officer of Intelligent Protection Management Corp.

CREDIT AGREEMENT & REVOLVING PROMISSORY NOTE

Principal $1,000,000.00	Loan Date 04-10-2025	Maturity 04-10-2026	Loan No 2732853	Call / Coll	Account	Officer	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Intelligent Protection LLC	Lender:	Newtek Bank, National Association
	Intelligent Protection Management Corp.		Lake Success Office
	30 Jericho Executive Plaza		1981 Marcus Avenue, Suite 130
	Jericho, NY 11753		Lake Success, NY 11042

CREDIT LIMIT: $1,000,000.00	DATE OF AGREEMENT: April 10, 2025

Introduction. This Credit Agreement & Revolving Promissory Note (“Agreement”) governs Borrower’s line of credit (the “Credit Line” or the “Credit Line Account”) issued through Newtek Bank, National Association. In this Agreement, the words “Borrower,” “you,” “your,” and “Applicant” mean each and every person who signs this Agreement, including all Borrowers named above. The words “we,” “us,” ” our,” and “Lender” mean Newtek Bank, National Association. Borrower agrees to the following terms and conditions:

Promise to Pay. Borrower promises to pay Newtek Bank, National Association, or order, the total of all credit advances and accrued interest, together with all fees, charges, costs and expenses for which Borrower is responsible under this Agreement or under security agreements which secure Borrower’s Credit Line. Borrower will pay Borrower’s Credit Line according to the payment terms set forth below. If there is more than one Borrower, each is fully obligated to keep all of Borrower’s promises and obligations contained in this Agreement. This means Lender can require any Borrower to pay all amounts due under this Agreement, including credit advances made to any Borrower. Each Borrower authorizes any other Borrower, on the authority of any one Borrower’s signature alone, to cancel the Credit Line, to request and receive credit advances, and to do all other things necessary to carry out the terms of this Agreement. Lender can release any Borrower from responsibility under this Agreement, and the others will remain responsible.

Term. The term of Borrower’s Credit Line will begin as of the date of this Agreement (“Opening Date”) and will continue until April 10, 2026 (“Maturity Date”). All indebtedness under this Agreement, if not already paid pursuant to the payment provisions below, will be due and payable upon maturity. The draw period of Borrower’s Credit Line will begin on the Opening Date. Borrower may obtain credit advances during this period (“Draw Period”). Borrower agrees that Lender may renew or extend the period during which Borrower may obtain credit advances or make payments. Borrower further agrees that Lender may renew or extend Borrower’s Credit Line Account.

Minimum Payment. Borrower’s “Regular Payment” will equal the amount of Borrower’s accrued interest. Borrower will make 11 of these payments. Borrower will then be required to pay the entire balance owing in a single balloon payment. If Borrower makes only the “Minimum Payments”, Borrower may not repay any of the principal balance by the end of the payment stream and a final balloon payment will be due at maturity of the Credit Line. Borrower’s payments will be due monthly. Borrower’s “Minimum Payment” is Borrower’s Regular Payment, plus any amounts past due and all fees and charges. An increase in the Annual Percentage Rate may increase the amount of Borrower’s Regular Payment and the final balloon payment due at maturity of the Credit Line. Borrower agrees to pay not less than the Minimum Payment on or before the due date.

Loan No: 2732853	CREDIT AGREEMENT & REVOLVING PROMISSORY NOTE (Continued)	Page 2

Payment. Notwithstanding the foregoing, “Regular Payment” shall also include all fees, costs, expenses, and charges payable and chargeable under this Agreement and Related Documents through the end of the calendar month immediately preceding the due date of the applicable Regular Payment plus any amounts past due on the Credit Line. Borrower will pay the Regular Payment on the 5th of the month (the “Monthly Payment Date”) (a) for loans originating from the first to the fifteenth day of the month starting the month following the Opening Date, and (b) for loans originating on or after the sixteenth day of the month, starting in the second calendar month following the month in which the Opening Date occurred, and in each case continuing on the same day of each month thereafter until the Maturity Date. Borrower will pay a balloon payment of all amounts due under the Credit Line, including the outstanding balance of the Credit Line (including without limitation, all outstanding credit advances, accrued interest and all fees, charges, costs and expenses due under this Agreement or any Related Documents) on the Maturity Date.

How Borrower’s Payments Are Applied. Unless otherwise agreed or required by applicable law, payments and other credits will be applied first to accrued interest; then to late charges and other charges; then to unpaid principal; and then to any amounts that exceed Borrower’s Credit Limit.

Credit Limit. This Agreement covers a revolving line of credit for the principal amount of One Million & 00/100 Dollars ($1,000,000.00), which will be Borrower’s “Credit Limit” under this Agreement. Borrower may borrow against the Credit Line, repay any portion of the amount borrowed, and re-borrow up to the amount of the Credit Limit. Borrower’s Credit Limit is the maximum amount Borrower may have outstanding at any one time. Borrower agrees not to attempt, request, or obtain a credit advance that will make Borrower’s Credit Line Account balance exceed Borrower’s Credit Limit. Borrower’s Credit Limit will not be increased should Borrower overdraw Borrower’s Credit Line Account. If Borrower exceeds Borrower’s Credit Limit, Borrower agrees to repay immediately the amount by which Borrower’s Credit Line Account exceeds Borrower’s Credit Limit. Any amount greater than the Credit Limit will be secured by the security agreement covering Borrower’s property.

Charges to Borrower’s Credit Line. Lender may charge Borrower’s Credit Line to pay other fees and costs that Borrower is obligated to pay under this Agreement, the security agreement or any other document related to Borrower’s Credit Line. In addition, Lender may charge Borrower’s Credit Line for funds required for continuing insurance coverage as described in the paragraph titled “Insurance” below or as described in the security agreement for this transaction. Any amount so charged to Borrower’s Credit Line will be a credit advance and will decrease the funds available, if any, under the Credit Line. However, Lender has no obligation to provide any of the credit advances referred to in this paragraph.

Credit Advances. Beginning on the Opening Date of this Agreement, Borrower may obtain credit advances under Borrower’s Credit Line as follows:

Telephone Request. Requesting a credit advance from Borrower’s Credit Line to be applied to Borrower’s designated account by telephone. Except for transactions covered by the federal Electronic Fund Transfers Act and unless otherwise agreed in Borrower’s deposit account agreement, Borrower acknowledges and Borrower agrees that Lender does not accept responsibility for the authenticity of telephone instructions and that Lender will not be liable for any loss, expense, or cost arising out of any telephone request, including any fraudulent or unauthorized telephone request, when acting upon such instructions believed to be genuine.

Overdrafts. Overdrawing a designated deposit account with us. Overdrafts may occur in the designated deposit account as a result of any transaction made or initiated in the account, which, either alone or together with other transactions in the account, exceeds the available collected balance in the account. Lender may, but are not required to, use the entire credit limit available under this Credit Line Account to authorize and/or pay debit card and ATM transactions on the designated deposit account.

Loan No: 2732853	CREDIT AGREEMENT & REVOLVING PROMISSORY NOTE (Continued)	Page 3

Email. Requesting a credit advance from Borrower’s Credit Line to be applied to Borrower’s designated account via email. Except for transactions covered by the federal Electronic Fund Transfers Act and unless otherwise agreed in Borrower’s deposit account agreement, Borrower acknowledges and Borrower agrees that, notwithstanding anything in this Agreement or any other Related Document to the contrary, Lender does not accept responsibility for the authenticity of email instructions and that Lender will not be liable for any loss, expense, or cost arising out of any email request, including any fraudulent or unauthorized email request, when acting upon such instructions to be genuine.

If there is more than one person authorized to use this Credit Line Account, Borrower agrees not to give Lender conflicting instructions, such as one Borrower telling Lender not to give advances to the other.

30 Day Clean Up Period. Borrower will be required to maintain a zero balance for thirty (30) consecutive days after the initial draw on the line. Any fees or costs charged to the line at closing is not considered a draw on the line.

Transaction Requirements. The following transaction limitations will apply to the use of Borrower’s Credit Line:

Telephone Request, Overdraft and Email Limitations. Transactions are limited to one transaction per day for requesting an advance by telephone, overdrawing a designated deposit account or accessing by other methods.

Limitation on All Access Devices. Borrower may not use any access device, whether described above or added in the future, for any illegal or unlawful transaction, and Lender may decline to authorize any transaction that Lender believes poses an undue risk of illegality or unlawfulness. Notwithstanding the foregoing, Lender may collect on any debt arising out of any illegal or unlawful transaction.

Liability For Unauthorized Use. If Borrower notices the loss or theft of Borrower’s debit card or a possible “unauthorized use” (as defined below) of Borrower’s card, Borrower should write to Lender immediately at Newtek Bank, National Association; Lake Success Office; 1981 Marcus Avenue, Suite 130; Lake Success, NY 11042 or call Lender at (212) 356-9000.

If the Credit Line is accessed through an unauthorized use of an access method other than a debit card, Borrower may be liable for the unauthorized use in accordance with applicable law and any other agreement Borrower has with Lender regarding liability for unauthorized use of the Credit Line.

Future Credit Line Services. Borrower’s application for this Credit Line also serves as a request to receive any new services (such as access devices) which may be available at some future time as one of Lender’s services in connection with this Credit Line. Borrower understands that this request is voluntary and that Borrower may refuse any of these new services at the time they are offered. Borrower further understands that the terms and conditions of this Agreement, together with any specific terms covering the new service, will govern any transactions made pursuant to any of these new services.

Insurance. Borrower must obtain insurance on the Property securing this Agreement that is reasonably satisfactory to Lender. Borrower may obtain property insurance through any company of Borrower’s choice that is reasonably satisfactory to Lender. Borrower has the option of providing any insurance required under this Agreement through an existing policy or a policy independently obtained and paid for by Borrower, subject to Lender’s right, for reasonable cause before credit is extended, to decline any insurance provided by Borrower. Subject to applicable law, if Borrower fails to obtain or maintain insurance as required in the security agreement, Lender may purchase insurance to protect Lender’s own interest, add the premium to Borrower’s balance, declare the loan in default, or do any one or more of these things.

Loan No: 2732853	CREDIT AGREEMENT & REVOLVING PROMISSORY NOTE (Continued)	Page 4

Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account and whether evidenced by a certificate of deposit), including without limitation, all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Agreement against any and all such accounts.

When Interest Begins To Accrue. Interest on credit advances under Borrower’s Credit Line will begin to accrue on the date of the credit advance. There is no “grace period” which would allow Borrower to avoid paying interest on Borrower’s Credit Line credit advances.

Method Used to Determine the Balance on Which Interest Will Be Computed. The interest charge on the Credit Line Account is calculated by applying the applicable “Monthly Periodic Rate” described below to the “average daily balance” of the Credit Line Account. To get the average daily balance, Lender takes the beginning balance of Borrower’s Credit Line Account each day, adds any new advances and subtracts any payments or credits and any unpaid interest or other finance charges. This gives Lender a daily balance. Then, Lender adds up all the daily balances for the statement cycle and divides the total by the number of days in the statement cycle. This gives Lender the “average daily balance.”

Method of Determining the Amount of Interest Charges. The interest charged to the Credit Line Account is determined by applying the applicable Monthly Periodic Rate described below to the daily balance described herein multiplied by the number of days in the month.

Annual Percentage Rate. The Annual Percentage Rate on Borrower’s Credit Line is subject to change from time to time based on changes in an independent index which is the rates as published by lender (the “Index”). The Annual Percentage Rate on Borrower’s Credit Line is based upon the Index as well as the margin described in the table below.

The Annual Percentage Rate on Borrower’s Credit Line Account will increase or decrease as the Index increases or decreases from time to time. If the Annual Percentage Rate increases, it will have the effect disclosed in the “Minimum Payment” paragraph. To determine the Annual Percentage Rate for the Credit Line Account, Lender adds the applicable margin described in the table below to the value of the Index. This result is the Annual Percentage Rate. To determine the Monthly Periodic Rate, first the Annual Percentage Rate is divided by 360, then multiplied by 365, and then divided by 12 (monthly). This result is the applicable Monthly Periodic Rate. This calculation method results in a higher effective interest rate than the nominal rate stated in this Agreement. In no event will the Annual Percentage Rate be less than 6.070%, nor will the Annual Percentage Rate exceed the maximum rate allowed by applicable law. Adjustments to the Annual Percentage Rate resulting from changes in the Index will take effect fixed per annum rate calculated as the Newtek Bank 12-month CD rate. Today the Index is 4.060%, and therefore the applicable Annual Percentage Rate and the corresponding Monthly Periodic Rate on Borrower’s Credit Line Account are as stated below:

Current Rates for the Credit Line Account

Range of Balance or Conditions	Margin Added to Index	Annual Percentage Rate	Monthly Periodic Rate
All Balances	2.000%	6.070%	0.51286%

Loan No: 2732853	CREDIT AGREEMENT & REVOLVING PROMISSORY NOTE (Continued)	Page 5

Notwithstanding any other provision of this Agreement, Lender will not charge interest on any undisbursed loan proceeds.

Fees Imposed on the Credit Line. Borrower agrees to pay the following fees:

Returned Items. Borrower may be charged $35.00 if Borrower pays Borrower’s Credit Line obligations with a check, draft, or other item that is dishonored for any reason, unless applicable law requires a lower charge or prohibits any charge.

Late Charge. In addition to Lender’s rights upon default, Borrower’s payment will be late if it is not received by Lender within 10 days after the “Payment Due Date” shown on the voucher Borrower receives with each credit advance. If Borrower’s payment is late Lender may charge Borrower 5.000% of the payment.

Additional Fees. The following additional fees will be paid in cash or charged to Borrower’s Credit Line (“Financed”):

Description	Financed	In Cash
Search Fees/Tax Guard/Flood Search ($15.21 each) (capped at $500.00)		$500.00
Total:		$500.00

Definition of Voucher. A “voucher” may be in the form of a monthly statement or similar periodic document provided by the Lender to Borrower, which shall show the due date of the next payment due by Borrower under this Agreement (notwithstanding anything to the contrary in this Agreement, a voucher does not require specific “Payment Due Date” language insofar as the due date is unambiguously displayed ).

Right to Credit Advances. Beginning on the Opening Date, Lender will honor Borrower’s requests for credit advances up to Borrower’s Credit Limit so long as: (A) Borrower is not in default under the terms of this Agreement; (B) this Agreement has not been terminated or suspended.

Default. Lender may declare Borrower to be in default if any one or more of the following events occur: (A) Borrower fails to pay a Minimum Payment when due; (B) an event of default occurs under the security agreement for the Property; (C) the Property is further encumbered in any way, voluntarily or involuntarily; (D) Borrower makes any false or misleading statements on Borrower’s Credit Line application; (E) Borrower violates any provision of this Agreement or any other agreement with Lender; (F) any garnishment, attachment, or execution is issued against any material asset owned by Borrower; (G) Borrower exceeds Borrower’s Credit Limit; (H) Borrower files for bankruptcy or other insolvency relief, or an involuntary petition under the provisions of the Bankruptcy Code is filed against Borrower.

Additional Defaults. In addition to the preceding paragraph and notwithstanding anything to the contrary in the Loan Agreement as defined below, Lender may declare Borrower to be in default if any one or more of the following events occur: (a) Lender ceases to have a perfected first priority lien in any Property or the Property is further encumbered (whether by lien, security interest, pledge, mortgage or otherwise) in any way, voluntarily or involuntarily; (b) any material provision of this Agreement or any other Related Document shall for any reason cease to be valid and binding on, or enforceable against, Borrower or any Guarantor, or Borrower or any Guarantor shall assert in writing or take any action to discontinue or to assert the invalidity or unenforceability of any Related Documents; (c) there is any change in Borrower’s financial condition which, in Lender’s determination in its sole discretion, has or would be reasonably likely to have a material adverse effect on Borrower’s or any Guarantor’s ability to satisfy its respective obligations under any Related Documents to which it is a party; or (d) if any event of default occurs under any other Related Document, including without limitation the Business Loan Agreement or any security agreement executed in connection with this Agreement.

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Lender’s Rights. If Borrower is in default, Lender may terminate or suspend Borrower’s Credit Line Account without prior notice. However, Lender will notify Borrower in writing of Lender’s action as soon as practicable.

Suspension. If Lender suspends Borrower’s Credit Line, Borrower will lose the right to obtain further credit advances. However, all other terms of this Agreement will remain in effect and be binding upon Borrower, including Borrower’s liability for any further unauthorized use of any Credit Line access devices.

Termination. If Lender terminates Borrower’s Credit Line, Borrower’s Credit Line will be suspended and the entire unpaid balance of Borrower’s Credit Line Account will be immediately due and payable, without prior notice except as may be required by law, an d Borrower agrees to pay that amount plus all interest, fees and other amounts due under this Agreement.

Collection Costs. Borrower agrees to pay all costs and expenses Lender incurs to collect this Agreement. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

Rate Increase. In addition to Lender’s other rights on default, Lender may increase the variable Annual Percentage Rate under this Agreement to 5.000 percentage points over the Annual Percentage Rate then in effect. The Annual Percentage Rate in default will not exceed the maximum rate permitted by applicable law. If Lender does not increase the Annual Percentage Rate on default, it will continue at the variable Annual Percentage Rate in effect as of the date Lender declares a default.

Delay in Enforcement. Lender may delay or waive the enforcement of any of Lender’s rights under this Agreement without losing that right or any other right. If Lender delays or waives any of Lender’s rights, Lender may enforce that right at any time in the future without advance notice. For example, not terminating Borrower’s account for non-payment will not be a waiver of Lender’s right to terminate Borrower’s account in the future if Borrower has not paid.

Termination by Borrower. If Borrower terminates this Agreement, Borrower must notify Lender in writing at the address shown on Borrower’s periodic statement or other designated address. Despite termination, Borrower’s obligations under this Agreement will remain in full force and effect until Borrower has paid Lender all amounts due under this Agreement.

Prepayment. Borrower may prepay all or any amount owing under this Credit Line at any time without penalty, except Lender will be entitled to receive all accrued interest, fees, and other charges, if any. Payments in excess of Borrower’s Minimum Payment will not relieve Borrower of Borrower’s obligation to continue to make Borrower’s Minimum Payments. Instead, they will reduce the principal balance owed on the Credit Line. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Newtek Bank, National Association, 1981 Marcus Avenue, Suite 130 Lake Success, NY 11042.

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Notices. All notices will be sent to Borrower’s address as shown in Borrower’s Credit Line application. Notices will be mailed to Borrower at a different address if Borrower gives Lender written notice of a different address. Borrower agrees to advise Lender promptly if Borrower changes Borrower’s mailing address.

Credit Information and Related Matters. Borrower agrees that everything that Borrower has stated in the application for this Agreement is correct to the best of Borrower’s knowledge. Borrower understands that Lender will retain the application whether or not credit is approved. Borrower is informed that Lender may have requested a consumer report (credit report in connection with the application) and that, if Borrower asks Lender, Lender will inform Borrower if such a report was requested and give Borrower the name and address of the consumer reporting agency that furnished the report. Borrower is also informed that subsequent consumer reports may be requested, or used, in connection with any update, renewal or extension of the credit applied for. Borrower authorizes Lender to obtain such reports, to check Borrower’s employment history and to answer questions about Lender’s credit experience with Borrower. Borrower authorizes Lender to release information about Borrower to third parties as described in Lender’s privacy policy and Lender’s Fair Credit Reporting Act notice, provided Borrower did not opt out of the applicable policy, or as permitted by law. Based upon a material adverse change in Borrower’s financial condition (such as termination of employment or loss of income), Lender may suspend Borrower’s Credit Line. Lender may require a new appraisal of the Property which secures Borrower’s Credit Line at any time, including an internal inspection, at Lender’s sole option and expense.

Transfer or Assignment. Without prior notice or approval from Borrower, Lender reserves the right to sell or transfer Borrower’s Credit Line Account and Lender’s rights and obligations under this Agreement to another lender, entity, or person, and to assign Lender’s rights under the security agreement. Borrower’s rights under this Agreement belong to Borrower only and may not be transferred or assigned. Borrower’s obligations, however, are binding on Borrower’s heirs and legal representatives. Upon any such sale or transfer, Lender will have no further obligation to provide Borrower with credit advances or to perform any other obligation under this Agreement.

Borrower Representations. Borrower hereby represents and warrants to Lender the following:

Organization; Powers. Borrower is a corporation or limited liability company duly organized or formed, and validly existing in its state of organization or formation. Borrower is duly qualified or registered to transact business and is in good standing (i) in its state of organization or formation and (ii) in each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary. Borrower has all requisite power and/or other authority to conduct its business, to own and lease its properties, to execute and deliver this Agreement and each Related Document to which it is a party, to borrow hereunder, to grant a lien in the Property to Lender, and to perform its obligations. under each Related Document to which it is a party.

(B) Authorization; Enforceability. The execution, delivery, and performance by Borrower of this Agreement of any Related Documents to which it is a party have been duly authorized by all necessary action. This Agreement and each Related Document to which Borrower is a party has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(C) Compliance with Agreements. The execution, delivery and performance by Borrower of this Agreement and any Related Documents to which it is a party have been duly authorized by all necessary organizational action, as applicable, and do not and will not: (i) require any consent or approval of any person or entity unless such consent or approval has been obtained on or prior to the Opening Date; (ii) violate or conflict with any provision of Borrower’s organizational documents; or (iii) result in a breach by Borrower or constitute a default by Borrower under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other contractual obligation to which Borrower is a party or by which Borrower or any of its property is bound or affected.

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Choice of Venue. Borrower agrees that all actions or proceedings arising out of or in connection with this Agreement, any other Related Document or any of the transactions contemplated hereby or thereby shall be tried and litigated exclusively (a) in the state courts or federal courts located in Miami-Dade County, State of Florida or (b) at the sole option of Lender any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Borrower hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

WAIVER OF JURY TRIAL. GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). GRANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

GRANTOR ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION..

GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of State of Florida without regard to its conflict of law provisions. This Agreement has been accepted by Lender in the State of Florida.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Interpretation. Borrower agrees that this Agreement, together with the security agreement, is the most reliable evidence of Borrower’s agreements with Lender. If a court finds that any provision of this Agreement is not valid or should not be enforced, that fact by itself will not mean that the rest of this Agreement will not be valid or enforced. Therefore, a court may enforce the rest of the provisions of this Agreement even if a provision of this Agreement may be found to be invalid or unenforceable. If Lender goes to court for any reason, Lender can use a copy, filmed or electronic, of any periodic statement, this Agreement, the security agreement or any other document to prove what Borrower owes Lender or that a transaction has taken place. The copy, microfilm, microfiche, or optical image will have the same validity as the original. Borrower agrees that, except to the extent Borrower can show there is a billing error, Borrower’s most current periodic statement is the most reliable evidence of Borrower’s obligation to pay.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

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Acknowledgment and Amendments. Borrower understands and agrees to the terms and conditions in this Agreement. Borrower acknowledges that, subject to applicable laws, Lender has the right to change the terms and conditions of the Credit Line program, including without limitation, the Margin. Borrower also understands and agrees that Borrower may be subject to other agreements with Lender regarding transfer instruments or access devices which may access Borrower’s Credit Line. Any person signing below may request a modification to this Agreement, and, if granted, the modification will be binding upon all signers. By signing this Agreement, Borrower acknowledges that Borrower has read this Agreement. Borrower also acknowledges receipt of a completed copy of this Agreement.

Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. Any signature to this Agreement or any agreement or document in connection herewith delivered by a party via telecopy transmission or other electronic means shall be deemed to be an original signature. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Florida State Electronic Signatures Act, the Uniform Electronic Transactions Act as adopted in Florida or any other similar state laws based on the Uniform Electronic Transactions Act.

Business Loan Agreement. All terms, provisions, conditions, and agreements set forth in the Business Loan Agreement dated as of the date of this Agreement (the “Loan Agreement”) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. This Agreement and the Loan Agreement are intended to be read together to avoid any conflicts (for instance, if there are comparable terms in each agreement, both shall apply as if they supplement each other except to the extent they directly conflict). In the event of any direct conflict between the terms of this Agreement and any other Related Document, the provisions of this Agreement shall prevail but only to the extent necessary to eliminate such conflict. This Agreement is the “Credit Agreement” referenced in any of the Related Documents, including without limitation the Loan Agreement.

Definitions. All capitalized words shall have the meaning set forth in this Agreement or, if not defined herein, the respective meaning ascribed thereto in the Loan Agreement, unless the context clearly requires otherwise. Any reference to “Property” shall mean Collateral as defined herein (to the extent there are any conflicts in the definition of “Collateral” under any of the Related Agreements, they shall be read together to give the term “Collateral” the broadest and most inclusive definition thereof). Any reference to the occurrence of or date of maturity shall mean the Maturity Date.

BORROWER:

INTELLIGENT PROTECTION LLC

INTELLIGENT PROTECTION MANAGEMENT CORP., Member of Intelligent Protection LLC

By:	/s/ Jason Katz
Jason Katz, Chief Executive Officer of Intelligent Protection Management Corp.

INTELLIGENT PROTECTION MANAGEMENT CORP.

By:	/s/ Jason Katz
Jason Katz, Chief Executive Officer of Intelligent Protection Management Corp.